EXHIBIT 21.1

                   SUPERMARKETS GENERAL HOLDINGS CORPORATION
                              LIST OF SUBSIDIARIES

                                                                      STATE OF
    NAME                                                           INCORPORATION
- ----------                                                         --------------
Bridge Stuart, Inc. ............................................   New York
Pennsylvania Stuart, Inc. ......................................   Pennsylvania
Jersey Stuart, Inc. ............................................   New Jersey
Bucks Stuart, Inc. .............................................   Pennsylvania
Madison Stuart Corporation......................................   New Jersey
Brick Stuart, Inc. .............................................   New Jersey
AAL Realty Corp. ...............................................   New York
GAW Properties Corp. ...........................................   New Jersey
Pathmark Stores, Inc. ..........................................   Delaware
Plainbridge, Inc. ..............................................   Delaware
Pauls Trucking Corp. ...........................................   New Jersey
PTK Holdings, Inc. .............................................   Delaware
Chefmark, Inc. .................................................   Delaware